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ITRON, INC.                                                           EXHIBIT 11
COMPUTATION OF EARNINGS PER SHARE
(IN THOUSANDS)

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
                                                                                               Year ended December 31,
                                                                                             -----------------------------
                                                                                               1994       1995      1996(1)
                                                                                             -------    -------    -------
Weighted average number of common shares outstanding                                          11,959     13,094     13,297

Dilutive effect of outstanding common stock options and warrants at average market price         892        681          0
                                                                                             -------    -------    -------

Weighted average shares outstanding based on average market price                             12,851     13,775     13,297
                                                                                             =======    =======    =======

Primary EPS based on average market price                                                    $  0.80    $  0.81    ($ 0.11)
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

                                                                                               1994      1995
                                                                                             -------    -------
Weighted average number of common shares outstanding                                          11,959     13,094

Dilutive effect of outstanding common stock options and warrants at ending market price          974        838
                                                                                             -------    -------
Weighted average shares outstanding based on ending market price                              12,933     13,932

Fully Diluted EPS based on ending market price                                               $  0.79    $  0.80

(1) The calculation of earnings per share for the year ended December 31, 1996 excludes common stock equivalents because they are anti-dilutive in the year of a loss.
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